EXHIBIT 23.16

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of
PhyMatrix Corp. on Form S-1 (File No. 33-    ) of our report dated December 14,
1995, on our audits of the financial statements of Pinnacle Associates, Inc. We also consent to the reference to our firm under the caption "Experts."


                                               /s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts
July 15, 1996